EXHIBIT 1

SCHEDULE I

The following table lists all transactions completed by the Reporting Person in the Common Stock since June 5, 2025, which were all completed through open market purchases or sales.

RPS Master – Investment Management RPS 2014 LP

Date	Shares bought	Shares sold	Price
August 4, 2025		50000	20.73
August 1, 2025	300		20.29
July 31, 2025	400		20.63
July 30,2025	1100		20.98
July 28, 2025		50000	21.76
July 23, 2025		1000	22.19
July 22, 2025		140	22.39
July 16, 2025		300	21.28
July 15, 2025	100		20.80
July 15, 2025		3000	21.01
July 14, 2025		1200	21.06
July 10, 2025		277	21.24
July 9, 2025		88	21.27
July 2, 2025		1454	21.33
July 1, 2025		2069	21.06
June 27, 2025		8420	20.65
June 26, 2025		2800	20.67
June 24, 2025		1720	20.27
June 23, 2025		100	19.87
June 16, 2025	216		19.12
June 13, 2025	1101		19.31
June 12, 2025	500		19.52
June 10, 2025	100		19.29
June 9, 2025	500		19.35
TOTAL			-

Alphabeta AI Multi Strategy, LP

Date	Shares bought	Shares sold	Price
June 11, 2025		10	19.82
June 10, 2025		140	19.78
TOTAL			-